Exhibit 23.1
Consent of Independent Auditors
The Board of Directors
Internet Transaction Solutions, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333-128291, 333-115940, 333-40674, and 333-92607) on Forms S-8 of Online Resources Corporation of our report dated October 25 2007, with respect to our audits of the financial statements of Internet Transaction Solutions, Inc. as of December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006, which report appears in the Form 8-K/A of Online Resources Corporation dated October 25, 2007.
                                                                                                                                                                                                                                          /s/ Crowe Chizek and Company LLC

                                                                                                                                                                                                                                          Crowe Chizek and Company LLC
Columbus, Ohio
October 25, 2007